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                 COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

            Exhibit 23 - Consent of Richard A. Eisner & Company, LLP



INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-43841, No. 33-27213, and No. 333-15929) of our
report dated August 3, 2001, with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended May 31, 2001.



/s/ Richard A. Eisner & Company, LLP

New York, New York
August 23, 2001